Exhibit 99.1

NEWS RELEASE

Zimmer Biomet Announces Chief Financial Officer Transition

Suketu Upadhyay to Depart; Paul Stellato Named Interim CFO

(WARSAW, Ind.) April 28, 2026 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global medical technology leader, today announced Suketu Upadhyay, Chief Financial Officer and Executive Vice President, Finance, Operations and Supply Chain, will depart the company effective April 28 for a new professional opportunity.

The company has named Paul Stellato, currently Controller and Chief Accounting Officer, as interim Chief Financial Officer, while the company conducts an internal and external search to identify a permanent successor.

“We are deeply grateful for Suky’s leadership and contributions to Zimmer Biomet over the past seven years,” said Ivan Tornos, Chairman, President and CEO of Zimmer Biomet. “We are confident Paul is the right leader to provide continuity and steady direction during this transition, as we continue to execute our strategy and deliver on our commitments.”

A seasoned operator, Stellato brings more than 20 years of broad financial and Investor Relations experience to the role. He currently serves as Controller, Chief Accounting Officer and head of Corporate FP&A at Zimmer Biomet. Since joining the company in May 2022, Stellato has advanced Zimmer Biomet’s strategy and transformation through disciplined capital allocation, including recent acquisitions and its share repurchase program.

Previously, Stellato was a member of Xylem Inc.’s finance leadership team, where he held multiple roles during his tenure, including Vice President of Finance for Global Business Services; Vice President, Controller and Chief Accounting Officer; and Vice President of Financial Planning and Analysis. Stellato also spent eight years at ITT Corporation, where he held various roles of increasing responsibility in the finance organization. He spent his early career in public accounting with both Andersen and Ernst & Young. Stellato holds a Bachelor of Science in Accountancy from Villanova University and a Master of Business Administration from the Stern School of Business at New York University. He is also a certified public accountant.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X at www.x.com/zimmerbiomet.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning Zimmer Biomet’s expectations, plans, prospects, and product and service offerings, including new product launches and potential clinical successes. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see Zimmer Biomet’s periodic reports filed with the U.S. Securities and Exchange Commission (SEC). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Zimmer Biomet disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this news release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.

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Contacts: Media Troy Kirkpatrick 614-284-1926 troy.kirkpatrick@zimmerbiomet.com Kirsten Fallon 781-779-5561 kirsten.fallon@zimmerbiomet.com	Investors David DeMartino 646-531-6115 david.demartino@zimmerbiomet.com Zach Weiner 908-591-6955 zach.weiner@zimmerbiomet.com